EMPLOYMENT AGREEMENT



PARTIES:

                  Quantech Ltd.                               (the "Company")
                  1419 Energy Park Drive
                  St. Paul, Minnesota  55108

                  Gregory G. Freitag                          (the "Employee")
                  1227 Hennepin Avenue
                  Minneapolis, Minnesota   55403

DATE:             December 1, 1997

RECITALS:

                  A. The Company is engaged in the business of developing and commercializing certain patents, technology, associated proprietary data and existing operating prototypes related to medical diagnostics based upon Surface Plasmon Resonance.

                  B. The Employee seeks to be employed, and the Company seeks to employ, Employee under the terms of this Agreement.

                  C. The Employee agrees that as a condition to employment with the Company the Employee will abide by the terms of this Agreement.

                  D. The Employee desires to be employed by the Company in a capacity in which he may contribute to, or receive confidential information, and acknowledges that the Company will suffer irreparable harm if Employee uses confidential information outside his employment or makes any unauthorized disclosure of such confidential information to any third party or uses such confidential information wrongfully or in competition with the Company.

                  E.  Employee   further   recognizes  that  execution  of  this
Agreement is an express condition of employment.

AGREEMENTS:

                  NOW, THEREFORE, in consideration of the mutual promises herein contained, and other benefits now or hereafter paid or made available to Employee by the Company, the parties hereby agree as follows:

1. Employment at Will. The Company hereby employs Employee as Chief Operating Officer and Chief Financial Officer of the Company until such time as the

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Company or Employee decides to terminate Employee's employment.  Nothing in this
Agreement shall be construed to create an employment relationship other than one
that  is  at  will  or  constituting  a  commitment,   guaranty,  agreement,  or
understanding of any kind or nature that Quantech shall continue to employ Employee, nor shall this letter affect in any way the right of Quantech to terminate Employee's employment at any time and for any reason.

2. Duties and Supervision. During the term of this Agreement, Employee agrees to devote best efforts to the business and affairs of the Company and agrees to perform such reasonable services and duties as may, from time to time, be assigned to him by the Chief Executive Officer. While employee is employed by the Company, Employee will not perform services for any other person, firm or corporation, either as an employee or as an agent or other independent contractor without the express consent of the Chief Executive Officer of the Company. Employee agrees to comply in ever respect with the general standards and policies of the Company as in effect from time to time during Employee's employment, all of which the Company reserves the right to change in its sole discretion.

 3.  Compensation.

                  A. Base Salary. The Company shall pay Employee an initial annual salary of $125,000 (the "Base Salary"), payable in accordance with the Company's normal payroll practices in effect from time to time beginning as of the date this Agreement. The Employee's compensation shall be subject to discretionary upward adjustments by the Company's Chief Executive Officer.

                  B. Bonus. The Company shall establish a bonus plan consistent with the Company policy whereby Employee shall be entitle to receive bonuses in cash and/or securities of the Company as determined by the Company's Board of Directors or its compensation committee.

4.    Other Employee Benefits.

                  A. Benefits. For so long as Employee remains employed by the Company, the Company agrees to obtain and maintain for the benefit of Employee, health insurance benefits of the same nature as the Company maintains from time to time in favor of its employees in general and to provide such other benefits as the Company announces from time to time to apply to its employees in general.

                  B.  Disability   Insurance.   Quantech   agrees  to  reimburse
Employee for disability insurance, which reimbursement shall not exceed $150 per month.

                  C. Reimbursement of Expenses. The Company will reimburse Employee for all of Employees out-of-pocket expenses related to the Company business, provided, however, that any such single expense in excess of $500 will be approved by the Company's Chief Executive Officer.

5. Payments Upon Termination Employment. Employee shall be entitled to six (6) month's base salary if he is terminated by the Company, other than for cause as

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provided  in Section 6,  except  that  Employee  shall be entitled to a lump-sum payment of one (1) year's base salary and bonus if termination of Employment is a result of a sale of substantially all of the assets of the Company or a change in the control of more than 50% of the Company's Common Stock pursuant to a single transaction or a series of transactions by the same acquiring party.

6. Termination for Cause. Termination for cause shall be defined as: (i) Employee's conviction of or entry of a plea of guilty or nolo contendere to any felony against him in connection with any allegation against him of fraud, misrepresentation or misappropriation of property; (ii) Employee's theft or misappropriation of the Company's property; (iii) Employee knowingly making material false statements to the Company's Board of Directors regarding the affairs of the Company; or (iv) upon written notice by the Company if Employee willfully and materially fails to perform his duties in a reasonable and timely manner and does not correct such failure within a period of ten (10) days after written notice thereof from the Company specifying the nature of such failure of performance and demanding that it be cured, provided, however, that upon occurrence of the third such failure of a similar nature or the third failure of any kind, the Company may terminate employment on written notice without opportunity to cure.

7.  General Provisions.

                  A. Injunctive Relief. In addition to any other relief afforded by law, the Company shall have the right to enforce the covenants contained in this Agreement by seeking injunctive relief against Employee and any other person concerned thereby, it being understood that both damages and injunctive relief shall be proper modes of relief and are not to be considered as alternative remedies.

                  B. Severability and Interpretation. In the event that a provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

                  C. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior oral or written understandings between the parties relating to the subject matter hereof, except for the Confidentiality and Invention Agreement entered into between the Company and Employee of even date with this Agreement.

                  D. Modification and Waiver. No purported amendment, modification or waiver of any provision hereof shall be binding unless set forth in a written document signed by all parties (in the case of amendments or modifications) or by the party to be charged thereby (in the case of waivers). Any waiver shall be limited to the provisions hereof and the circumstances or event specifically made subject thereto, and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any reoccurrence thereof.

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                  E.  Assignment.  This Agreement shall be binding on Employee's heirs, assigns and legal representatives and may be transferred by the Company to its successors and assigns.

                  F. Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of Minnesota.

                  G. Arbitration. All disputes arising under this Agreement shall be submitted for arbitration in the state of Minnesota, the United States of America.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                        "Company"
                                        QUANTECH LTD.

                                        ----------------------------
                                        Robert Case, CEO

                                        "Employee"


                                        ----------------------------
                                        Gregory Freitag